Exhibit 32.1

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350

Principal Executive Officer

                To my knowledge: the quarterly report on Form 10-Q for the period ended October 31, 2007, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

December 17, 2007

/s/ John Sakys
John Sakys, interim Chief Executive
Officer and Principal Executive Officer